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                       SECURITIES AND EXCHANGE COMMISSION
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                             Washington, D.C. 20549

                                     FORM 8K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 19, 2001



                               ORIOLE HOMES CORP.
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             (Exact name of registrant as specified in its charter)



            Florida                  1-6963                59-1228702
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(State or other jurisdiction of    (Commission            (IRS Employer
incorporation or organization)      File No.)          Identification No.)





1690 S. Congress Ave., Suite 200 Delray Beach, Fl.                33445
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     (Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code: (561) 274-2000
















                         The Exhibit Index is on Page 4


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ITEM 5.  OTHER MATTERS.

                           REDEMPTION OF SENIOR NOTES

Oriole Homes Corp. (the "Company") issued a press release dated June 15, 2001 (the "Press Release") announcing its intention to exercise its right to effect an optional redemption of all of its outstanding 12 1/2% Senior Notes due 2003 (the "Notes"). The redemption date for the Notes will be July 15, 2001 and the redemption price will total approximately $35.8 million. The redemption price reflects the principal and accrued interest on outstanding Notes.

The Company will obtain approximately $34.5 million of the redemption price from bank loans secured by mortgages on certain of the Company's real estate projects. The Company will obtain the balance of $1.3 million from available cash.

The terms of the loans also provide that the Company may draw additional amounts relating to expenditures for the construction of the respective real estate projects securing the loans. The loans bear interest at prime plus one-half percent (1/2%) and generally have a minimum term of two years with options to extend for six months.

See the Press Release attached as Exhibit A hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Press Release dated June 15, 2001


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                                   SIGNATURES

Pursuant to the requirements of Section 13, of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    ORIOLE HOMES CORP.
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                                                       (Registrant)



DATE:    JUNE 19, 2001                   /s/ R.D. LEVY
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                                         R.D. Levy,
                                         Chairman of the Board,
                                         Chief Executive Officer,
                                         Director

DATE:    JUNE 19, 2001                   /s/ J. PIVINSKI
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                                         J. Pivinski, Vice President - Finance,
                                         Treasurer, Chief Financial Officer



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INDEX OF EXHIBITS
                                                               PAGE OF THIS
  EXHIBIT NO.                 DESCRIPTION                         REPORT
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     99.1              Press Release dated June 15, 2001             5



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